Exhibit 5.1

GOLDFARB, LEVY, ERAN, MEIRI, TZAFRIR & CO.
2 Weizmann Street
Tel Aviv 64239, Israel

April 6, 2009

Attunity Ltd
Kfar Netter Industrial Park
P.O. Box 3787, Kfar Netter 40593
Israel

      Re:  Registration Statement on Form F-1

Ladies and Gentlemen:

        We refer to the Registration Statement on Form F-1, as amended through the date hereof (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), by Attunity Ltd, an Israeli corporation (the “Company”), relating to the offering by the Company of (a) up to 10,000,000 of the Company’s ordinary shares, par value NIS 0.1 per share (“Ordinary Shares” and such 10,000,000 Ordinary Shares, the “Subscription Shares”) pursuant to subscription rights to be issued by the Company to its shareholders (the “Subscription Rights”) and (b) up to an additional 5,000,000 Ordinary Shares, issuable upon the exercise of warrants to purchase Ordinary Shares to be issued to each purchaser of Subscription Shares (the “Warrants” and the “Warrant Shares,” respectively). The Subscription Shares and the Warrant Shares are collectively referred to herein as the “Shares.” The Shares, together with the Subscription Rights and the Warrants are collectively referred to herein as the “Securities.”

        In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the form of Registration Statement; (ii) copies of the Articles of Association, as currently in effect (the “Articles of Association”), of the Company; and (iii) resolutions adopted to date by the Board of Directors of the Company (the “Board of Directors”) and the resolutions of the Board of Directors relating to the Registration Statement and the issuance of the Securities and sale of the Shares and related matters.  We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.  As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

        We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel.

        Based upon and subject to the foregoing, we are of the opinion that, subject to the Company receiving consideration per share for the Shares in such amount and in such form as may be determined by the Board of Directors or by the duly authorized officers of the Company, the Shares, when issued and sold as described in the Registration Statement will have been duly authorized, validly issued, fully-paid and nonassessable, and the Subscription Rights and Warrants, when issued as described in the Registration Statement, will have been duly authorized and will be valid and binding obligations of the Company.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the references to this firm in the sections of the Registration Statement entitled “Legal Matters” and “Enforcement of Civil Liabilities.” This consent is not to be construed as an admission that we are a party whose consent is required to be filed as part of the Registration Statement under the provisions of the Securities Act.

Very truly yours, /s/ Goldfarb, Levy, Eran, Meiri, Tzafrir & Co. Goldfarb, Levy, Eran, Meiri, Tzafrir & Co.